Exhibit 10.2
CONFIDENTIAL TERM SHEET
This term sheet summarizes the principal terms with respect to the potential formation of a joint venture corporation (“Alpha”), whose shareholders will be GWSO, Inc. and VEGA Ltd. This term sheet is intended solely as a basis for further discussion and is not intended to be and does not constitute a legally binding obligation of the parties. No legally binding obligations on the parties will be created. implied, or inferred until appropriate documents in final form are executed regarding the subject matter of this term sheet and containing all other essential terms of an agreed upon transaction and delivered by all parties. Without limiting the generality of the foregoing, it is the parties’ intent that, until that event, no agreement binding on the parties shall exist and there shall be no obligations whatsoever based on such things as parol evidence, extended negotiations, “handshakes,” oral understandings, or courses of conduct (including reliance and changes of position). Efforts by either party to complete due diligence, negotiate, obtain financing or prepare a contract shall not be considered as evidence of intent by either party to be bound by this term sheet or otherwise. The performance by either party prior to execution of a formal contract of any of the obligations which may be included in a contract between the parties when negotiations are completed shall not be considered as evidence of intent by either party to be bound by this term sheet. The parties are discussing a transaction on the following terms:

General: Alpha will be a corporation incorporated under the laws of the Republic of Italy

Purposes:	Alpha will be organized for the purpose of the Joint Venture (based on principle of 50%/50% ownership by both sides) , and for the purpose of engaging in all activities and transactions that are necessary in furtherance of that purpose. [7] Alpha shall not engage in any other activity except as set forth above.
Principal Office: Location of Alpha will be located at PRATO (PO), Italy
Management: The Board of Directors of Alpha shall consist of
President                      and CEO                      The parties will execute a Shareholders Agreement setting forth the rights to elect directors and other management matters.
The parties will agree prior to the formation of the joint venture on a Business Plan for LETG, PureRay and VEGELl technologies..
Vega Energy s.r.l.
/s/ Settimio G